EXHIBIT 21

                             Belair Capital Fund LLC
                                  Subsidiaries


         Name                               Jurisdiction of Incorporation
         ----                               -----------------------------

Belair Real Estate Corporation                         Delaware

Bel Residential Properties Trust                       Maryland

Belair Subsidiary LLC                                  Delaware

Bel Holdings LLC                                       Delaware

Elkhorn Property Trust                                 Maryland